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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 24, 1997

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12933                                 94-2634797
(Commission File Number)      (IRS Employer Identification No.)


4650 Cushing Parkway, Fremont, California 94538
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  (510) 659-0200


Not Applicable
(Former name or former address, if changed since last report.)
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                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.   Other Events

Registrant Announces Acquisition of OnTrak Systems, Inc.

     On March 24, 1997, Registrant entered into an Agreement and Plan of Merger (the "Agreement") with OnTrak Systems, Inc. ("OnTrak") and Omega Acquisition Corporation, a wholly owned subsidiary of Registrant ("Sub"). Pursuant to the terms of the Agreement, (a) Sub will be merged with and into OnTrak and OnTrak will become a wholly owned subsidiary of Registrant, and (b) all outstanding shares, and options to acquire shares, of OnTrak's common stock will be exchanged for 0.83 shares (or, in the case of options to acquire shares of OnTrak's common stock, for options to purchase 0.83 shares) of Registrant's common stock, subject to adjustment as set forth in the Agreement. A copy of the Agreement is attached hereto as Exhibit 2.1 and incorporated herein by this reference. The Agreement and the related transactions are also described in the press release attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.   Financial Statements and Exhibits


Exhibit No.    Description
2.1            Agreement and Plan of Merger by and among Lam Research
               Corporation, Omega Acquisition Corporation and OnTrak Systems,
               Inc., dated as of March 24, 1997, including exhibits thereto.

99.1           Registrant's Press Release, dated March 24, 1997.
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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  LAM RESEARCH CORPORATION
                                  (Registrant)


Date: March 27, 1997         By   /s/ ROGER D. EMERICK

                                  Roger D. Emerick
                                  Chairman and Chief
                                  Executive Officer